EXHIBIT 24(B)


                               DUKE POWER COMPANY


                                   CERTIFICATE


                               2,000,000 SHARES OF
                         COMMON STOCK, WITHOUT PAR VALUE
                                  (THE SHARES)


                  The undersigned officer of Duke Power Company, a North Carolina corporation (the Company), does hereby certify that attached hereto is a true and complete copy of an extract from the minutes of a meeting of the Board of Directors of the Company containing a resolution adopted with respect to the Shares, which resolution is presently in full force and effect.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal of the Company this 16th day of September, 1996.


                                                    Robert T. Lucas III
                                                    Assistant Secretary


[Corporate Seal]



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                  FURTHER RESOLVED, that each officer and director who may be required to execute such registration statement or registration statements or any amendments thereof (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and hereby is, authorized to execute a power of attorney appointing W. H. Grigg, Richard J. Osborne and Ellen T. Ruff and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such registration statement or registration statements and any and all amendments thereto and all instruments necessary or advisable in connection therewith, to attest the seal of the Company thereon and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person;






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